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                                                                    EXHIBIT 21.1


EXHIBIT 21.1 SUBSIDIARIES OF MERCURY INTERACTIVE CORPORATION


Mercury Interactive (Australia) Pty Ltd., organized under laws of Australia

Mercury Interactive Belgium, organized under the laws of Belgium

Mercury Interactive Brasil Limitada, organized under the laws of Brazil

Conduct Software Technologies, Inc., incorporated under the laws of California

Mercury Interactive Canada Inc., organized under the laws of Canada

M2SP - Mercury MSP Corporation, incorporated under the laws of Delaware

Mercury Interactive Aps, organized under the laws of Denmark

Mercury Interactive Oy, organized under the laws of Finland

Mercury Interactive France SARL, organized under the laws of France

Mercury Interactive Germany GmbH, organized under the laws of Germany

Mercury Interactive (China) Limited, organized under the laws of Hong Kong

Mercury Interactive (Israel) Limited, organized under the laws of Israel

Mercury Interactive Srl, organized under the laws of Italy

Mercury Interactive Japan K.K., organized under the laws of Japan

Mercury Interactive B.V., organized under the laws of the Netherlands

Mercury Interactive (Europe) B.V., organized under the laws of the Netherlands

Mercury Interactive Norway, organized under the laws of Norway

Mercury Interactive Asia Pte Ltd., organized under the laws of Singapore

Mercury Interactive SA (Pty) Ltd., organized under the laws of South Africa

Mercury Interactive Spain, organized under the laws of Spain

Mercury Interactive Nordic AB, organized under the laws of Sweden

Mercury Interactive Switzerland, organized under the laws of Switzerland

Mercury Interactive (UK) Limited, organized under the laws of the United Kingdom